Troutman Pepper Hamilton Sanders LLP
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Exhibit 5.1
February 8, 2021
Albemarle Corporation
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209

Re:    Registration Statement on Form S-3ASR (File No. 333-234547)
Ladies and Gentlemen:
We have acted as special Virginia counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with the offer and sale by the Company of an aggregate of 9,771,242 shares (the “Shares”) of its common stock, $0.01 par value per share, pursuant to the terms of Underwriting Agreement, dated as of February 3, 2021 (the “Underwriting Agreement”), by and between the Company and J.P. Morgan Securities LLC, as representative (the “Representative”) of the several Underwriters (the “Underwriters”) listed on Schedule 1 to the Underwriting Agreement (the “Offering”). The Shares have been registered on a Registration Statement on Form S-3ASR (File Number 333-234547) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 6, 2019, which Registration Statement automatically became effective upon filing.
The Shares will be offered and sold as set forth in the Registration Statement, the base prospectus contained therein, dated November 6, 2019 (the “Base Prospectus”), and the prospectus supplement, dated February 3, 2021, filed with the Commission on February 5, 2021 under Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).
This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Articles”), and the Amended and Restated Bylaws of the Company, as amended to date, (ii) the resolutions adopted by the Board of Directors of the Company (the “Board”) on January 26, 2021, with respect to the offering and sale of the Shares (the “Resolutions”), (iv) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof, (v) the Underwriting Agreement and (vi) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is validly existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not

Albemarle Corporation
February 8, 2021

witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
As to factual matters, we have relied upon the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company, statements made to us in discussions with the Company’s management and certificates of public officials, without independent verification of their accuracy.
Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Underwriting Agreement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.
We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.
We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, the incorporation of this opinion by reference in the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP